Exhibit 4.4

JEFFERIES GROUP, INC.

Officers’ Certificate Pursuant to

Section 3.01 of the Indenture (2043 Notes)

January 18, 2013

The undersigned, Peregrine C. Broadbent, Executive Vice President of Jefferies Group, Inc., a Delaware corporation (the “Company”) and Roland T. Kelly, Assistant Secretary of the Company, pursuant to Section 3.01 of the Indenture, dated as of March 12, 2002, as supplemented by the First Supplemental Indenture, dated as of July 15, 2003, and as supplemented by the Second Supplemental Indenture, dated as of December 19, 2012, between the Company and The Bank of New York Mellon, as Trustee (as so supplemented, the “Indenture”), and pursuant to resolutions duly adopted by the Board of Directors of the Company on January 14, 2013 (the “Resolutions”), hereby establish and approve the terms of a series of debt securities of the Company, it being understood that any term used herein which is not defined herein shall have the meaning ascribed to it in the Indenture:

1. The title of the Securities of the series shall be the“$400,000,000 6.50% Senior Notes due 2043,” CUSIP number 472319AM4 (the “2043 Notes”).

2. The initial aggregate principal amount of the 2043 Notes which may be authenticated and delivered under the Indenture (except for the 2043 Note authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other 2043 Notes pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any 2043 Notes which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered under the Indenture) is $400,000,000.

3. The interest on each 2043 Note shall be payable on each January 20 and July 20 to the Person in whose name that 2043 Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date.

4. The principal of the 2043 Notes shall be payable on January 20, 2043.

5. The 2043 Notes shall bear interest at the rate of 6.50% per annum from January 18, 2013, payable on each January 20 and July 20 to holders of record at the close of business on the immediately preceding January 5 and July 5, commencing July 22, 2013.

6. The principal of and interest and premium, if any, on the 2043 Notes shall be payable at such location or locations as are set forth in the attached specimen 2043 Notes.

7. The 2043 Notes shall be subject to redemption at the option of the Company in whole or in part at any time at the redemption price and upon the other terms and conditions as are set forth in the attached specimen 2043 Notes.

8. The 2043 Notes shall not be subject to redemption at the option of a Holder thereof or pursuant to any sinking fund or analogous provisions.

9. The 2043 Notes shall be issued in denominations of $5,000 and integral multiples of $1,000 in excess thereof.

10. The currency in which payment of the principal of and any premium and interest on the 2043 Notes shall be payable is the United States dollar.

11. The principal amount of the 2043 Notes shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 of the Indenture.

12. The provisions of Article XIII of the Indenture shall not apply to the 2043 Notes.

13. The 2043 Notes shall be subject to the Defeasance and Covenant Defeasance provisions of Article XIV of the Indenture.

14. The 2043 Notes shall not be convertible into the Common Stock of the Company or any other securities.

15. The 2043 Notes shall be issued by the Company to the Depository Trust Company in the form of one or more Global Securities, and there are no circumstances other than those set forth in Section 3.05 of the Indenture in which any Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than DTC or a nominee thereof.

16. There shall not be any additions to or changes of the covenants set forth in Article X of the Indenture that applies to the 2043 Notes.

17. There shall be no other terms of the 2043 Notes, except as set forth herein and in the Indenture.

Furthermore, the undersigned, pursuant to Section 2.01 of the Indenture and pursuant to the authority delegated by the Board of Directors of the Company to the undersigned in the Resolutions, hereby establish the form of the 2043 Notes, a true and complete specimen of which is attached hereto.

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IN WITNESS WHEREOF, we have hereunto signed our names and affixed the seal of the Company as of the date first set forth above.

/s/ Peregrine C. Broadbent
Peregrine C. Broadbent
Executive Vice President

/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary